UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2015

GENOCEA BIOSCIENCES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36289	51-0596811
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

Cambridge Discovery Park 100 Acorn Park Drive, 5th Floor Cambridge, MA	02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 876-8191

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                   Other Events.

On July 30, 2015, Genocea Biosciences, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC, Piper Jaffray & Co and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), relating to the underwritten offering of 3,850,000 shares (the “Shares) of the Company’s common stock, par value $0.001 per share (the “Offering”). The price to the public is $13.00 per share and the Underwriters have agreed to purchase the Shares pursuant to the Underwriting Agreement at a price of $12.22 per share. In addition, the Company has granted the Underwriters an option exercisable for 30 days from the date of the Underwriting Agreement to purchase up to an additional 577,500 shares of the Company’s common stock.

The Offering is being made pursuant to a shelf registration statement the Company filed with the Securities and Exchange Commission that became effective on May 14, 2015 (Registration No. 333-203981) and a related prospectus supplement. The closing of the Offering is expected to take place on or about August 4, 2015, subject to the satisfaction of customary closing conditions.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Ropes & Gray LLP, counsel to the Company, has issued an opinion to the Company, dated July 30, 2015, regarding the Shares to be sold in the Offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01                   Financial Statements and Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENOCEA BIOSCIENCES, INC.

	By:	/s/ Jonathan Poole
Jonathan Poole
Chief Financial Officer

Date: July 30, 2015

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement, dated July 30, 2015, by and among the Company and Cowen & Company, LLC, Piper Jaffray & Co. and Stifel, Nicolaus & Company, Incorporated, as representatives of the several Underwriters named in Schedule I thereto.

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1).